UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 15, 2024
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, Christopher Rondeau resigned from the Planet Fitness, Inc. (the “Company”) board of directors (the “Board”). Mr. Rondeau did not serve on any Board committees at the time of his resignation.

The Company believes that Mr. Rondeau resigned from the Board because of disagreements with the Company over decisions made by the Company since Mr. Rondeau’s separation as chief executive officer in September 2023, including the Company’s decision to terminate the employment of approximately 9% of the Company's headquarters employees in February 2024, the scope of the role of the interim chief executive officer in managing the Company during the Company’s ongoing search for a permanent chief executive officer, and the Board’s role in reviewing and approving such decisions. A copy of an e-mail sent by Mr. Rondeau to the Board on February 14, 2024 concerning the circumstances surrounding his resignation is filed as an exhibit to this Current Report on Form 8-K.

The Company thanks Mr. Rondeau for his service to the Company; however, the Company respectfully disagrees with Mr. Rondeau’s views on these matters. The Board has momentum behind the search for a new CEO and the Board is encouraged by the progress to date. The Company will provide an update on the search in its upcoming earnings call on February 22, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
17.1	Correspondence on departure of director (C. Rondeau)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: February 20, 2024